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                                                                  Exhibit 10.31

                                 LICENSE CLASS 4

                               FOR VOICE TELEPHONY

                                    BASED ON

                    SELF-OPERATED TELECOMMUNICATION NETWORKS

The Regulatory Authority for Telecommunications and Post ("RegTP"), subsequently referred to as licensor hereby grants subsequent to the application submitted on
21. August 1998 in compliance with sec. 6 para. 1 no. 2 and para. 2 no. 2 in connection with sec. 8 para. 1 to 3 of the Telecommunications Act dated as of 25 July 1996 (Federal Gazette I, page 1120) to

                   FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH,

                     UHLANDSTRASSE 179/180, 10623 BERLIN

subsequently referred to as Licensee, a license of class 4 for the provision of voice telephony based on self-operated telecommunication networks.

The application dated as of 21. August 1998 shall be deemed integral part of this license.

This License is registered under number 98 04 0647.

1.       OBJECT OF LICENSE

1.1      TECHNICAL APPLICABILITY

         Under this License the Licensee shall be entitled, in accordance with the Telecommunications Act and the ordinances related thereto, to provide voice telephony services based on self-operated telecommunication networks.


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         The License does not include the right to operate transmission lines.

1.2      LICENSE AREA

         The license area covers the Federal Republic of Germany.

2.       CONDITIONS

2.1      CHANGES IN THE COMMERCIAL REGISTER

         Changes in the commercial register shall be notified to the Licensor by submission of a certified commercial register excerpt. Such information is required for review, whether in accordance with sec. 8 para. 3 sentence 2 no. 2 TKG, the license requirements are still complied with (by the Licensee) and to ensure that the Licensee complies with its obligation with respect to the requirements for the change of the Licensee and/or the change of ownership in accordance with sec. 9 TKG.

2.2      SECURITY OFFICER AND DOCUMENTS IN ACCORDANCE WITH SEC. 87 PARA. 2 TKG

         The Licensee shall prior to starting its operations (i) appoint a security officer, (ii) submit the documents referred to in sec. 87 para. 2 TKG and (iii) submit the declaration in accordance with sec. 87 para. 2 sentence 2 TKG.

3.       INDICATIONS

3.1      TECHNICAL IMPLEMENTATION OF CONTROL MEASURES IN ACCORDANCE WITH SEC. 88
         TKG

         It is hereby pointed out that the design of technical equipment for the implementation of mandatory control measures of telecommunication according to sec. 88 para. 2 sentence 1 requires approval by the RegTP. The operation of telecommunication equipment prior to


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         the compliance with the approval requirements according to sec. 88 para
         2 sentence 4 in connection with sec. 96 para. 1 no. 13 and 14 TKG represent a legal offence and can in connection with sec. 15 TKG result in the withdrawal of the License.

3.2      FEE

         The license grant triggers a license fee in accordance with the telecommunications license fee ordinance dated 28. July 1997 (Federal Gazette I page 1936) in acted in accordance with sec. 16 para. 1 sentence 2 TKG shall occur by separate act.

3.3      SUBSEQUENT AMENDMENT OF COLLATERAL CLAUSES

         This License can in accordance with sec. 8 para. 2 sentence 2 TKG be subsequently amended by collateral clauses.

3.4      MISCELLANEOUS

         It is hereby indicated that the remaining provisions of the TKG shall be respected.

                          ADVICE ON APPLICABLE REMEDIES

Within one month after notification of this Administrative Act, lawsuits may be filed against such act with the Administrative Court of Cologne, Appellhofplatz, 50667 Cologne either in writing or by transcript of the clerk of the Court. Such lawsuit shall indicate the claimant the defending party and the object of the lawsuit. It shall contain a precise request. The facts and proves for corroboration shall be indicated. The statement of claim including its access shall be submitted in sufficient copies, so that each party to the court proceeding can obtain a copy. The lawsuit has no suspensive effect.

Regulierungsbehorde fur

Telekommunikation und Post                        Mainz, dated 3. February 2000